                        NATIONAL ENERGY RESOURCES, INC.
                         21800 Burbank Blvd., Suite 100
                        Woodland Hills, California 91364

                                 June 11, 1996


Mr. Gary Foster
Blackjack Oil & Gas, Inc.
1633 West Garriott Road, Suite D
Enid, Oklahoma 73703

                                                       Re:      Letter of Intent

Dear Mr. Foster:

         Discussions have been held between you and the undersigned concerning the sale of certain oil and gas properties and production equipment (the "Properties") by Blackjack Oil & Gas, Inc. (the "Seller") to C.D. National Energy Resources, Inc. (the "Buyer"). This letter sets forth the terms and conditions of our proposal to purchase the Properties from the Seller.

I.       PROPERTIES PURCHASE

         Attached to this Letter of Intent as Exhibit "A" and made a part hereof is a description by lease designation of the producing oil and gas properties which Buyer is willing to purchase from Seller. The offer to purchase is made conditioned on the representations Seller has made that the lease acreage, working interest being transferred and the net revenue interest for each property is as represented on Exhibit "A". The producing properties also include all of the production and other equipment now on the wells.

II.      PURCHASE PRICE AND ADJUSTMENTS

         Buyer is offering to pay the sum of $430,000 at closing for the Properties as defined above subject to the following adjustments and the conditions set forth below.

         The purchase price shall be adjusted for the following: (a) any differences in the working interest percentages and net revenue interest percentages from those set forth in Exhibit "A"; (b) any changes in the producing well equipment from that listed by exhibit; (c) any changes in the joint interest billing receivables and suspense monies from those represented by Seller; and (d) any gas balancing adjustments or contract balancing adjustments as provided for below.

III.     TITLE

         Title to the Properties will be transferred free and clear of all title defects, liens, claims, mortgages and other encumbrances. The assignments of the leases for the producing properties will be with warranty. The bill of sale for the equipment shall include a warranty as to title as well. Seller will provide Buyer at Seller's cost updated title opinions on the producing properties. Acceptance of title shall be in the sole discretion of Buyer, not to be unreasonably withheld.

Mr. Gary Foster
June 11, 1996
Page 2

IV.      OPERATIONS AND CONTRACTS

         Seller will retain operations of the Properties following closing. Prior to closing, all gas balancing adjustments will be made for over production of the Properties as well as any gas contract balancing for royalty payment deficiencies, if any. All gas and other purchase contracts will be assigned at closing.

V.       PRECONDITIONS TO PURCHASE

         The following items are preconditions to the purchase of your the Properties by the Buyer:

1. A definitive purchase agreement being entered into between the parties which outlines all of the terms and conditions of this letter of intent.

2. That Buyers are satisfied that Properties are as represented following examination of the information and records requested.

3. A satisfactory review and examination of the information and records Seller regarding the Properties including but not limited to the operating agreements, engineering and reserve reports, title reports and opinions, gas contracts, leases, well records, accounting records and operating statements. The purchase shall be conditioned on Buyer finding such records acceptable and in good order to its sole satisfaction and determination.

4. No material adverse changes in the conditions or obligations of the Properties as determined solely by the Buyer.

VI.      CLOSING

         Buyer propose a closing to be effective not later than August 31, 1996 subject to the title and other requirements being met.

         If the foregoing is satisfactory to you, please sign and return the enclosed copy of this letter. I understand that this letter is merely a statement of interest and not binding upon either you or me. However, we agree in principle to the contents hereof and propose to proceed promptly and in good faith to prepare a definitive agreement and conduct our investigation.

                                                 Very truly yours,



                                                 Marshall Field as President of
                                                 Energy Resources, Inc.

Mr. Gary Foster
June 11, 1996
Page 3

         Agreed to and accepted this ___ day of June, 1996 by the undersigned on behalf of Blackjack Oil & Gas, Inc.


                                                _______________________________
                                                Gary Foster